Exhibit 2(n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 25, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to shareholders of BACAP Alternative Multi-Strategy Fund LLC as of March 31, 2005, which is also incorporated by reference into the Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
June 29, 2005